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EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

Subsidiary and Name Under Which Subsidiary Does Business                                State of Incorporation
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
Cascade and Columbia River Railroad Company, Inc.                                       Delaware
Dakota Rail, Inc.                                                                       South Dakota
Delaware Valley Railway Company, Inc.                                                   Delaware
Evansville Terminal Company                                                             Delaware
Florida Rail Lines, Inc.                                                                Delaware
Gettysburg Scenic Rail Tours, Inc.                                                      Delaware
Huron and Eastern Railway Company, Inc.                                                 Michigan
Huron Distribution Services, Inc.                                                       Delaware
Kalyn/Siebert Incorporated                                                              Texas
Minnesota Northern Railroad, Inc.                                                       Delaware
Otter Tail Valley Railroad Company, Inc.                                                Minnesota
Plainview Terminal Company                                                              Texas
Prairie Holding Corporation                                                             Florida
RailAmerica de Chile, S.A.                                                              Chile
RailAmerica Carriers, Inc.                                                              Ontario, Canada
RailAmerica Equipment Corporation                                                       Delaware
RailAmerica Intermodal Services, Inc.                                                   Delaware
Saginaw Valley Railway Company, Inc.                                                    Delaware
South Central Tennessee Railroad Corporation                                            Delaware
Steel City Carriers, Inc.                                                               Ontario, Canada
U.S. Rail Lines, Inc.                                                                   Delaware
West Texas and Lubbock Railroad Company, Inc.                                           Texas



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